UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 11, 2008 (January 7, 2008)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 7, 2008, Comstock Homebuilding Companies, Inc. (the “Company”) entered into an Agreement with J.P. Morgan Ventures Corporation, the noteholder of its $30 million senior notes (the “Notes”), pursuant to which the Company may elect, until March 10, 2008, to either retire the Notes in full upon the payment of $15 million or to secure a $15 million discount to the principal amount of the Notes by paying $8 million in cash, entering into an Amended and Restated Indenture relating to $7 million of notes and issuing the noteholder a warrant for the purchase of one million shares of the Company’s Class A Common Stock with a seven-year term at an exercise price of $0.70 per share.

On January 10, 2008, Company issued a press release regarding the transaction with the noteholder. A copy of the press release is attached as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Conditions.

On January 10, 2008, the Company issued a press release announcing preliminary sales and settlement results for the three months and twelve months, respectively, ended December 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.2, and this exhibit is incorporated by reference in its entirety into this Item 2.02.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated January 10, 2008

99.2	Press Release by Comstock Homebuilding Companies, Inc., dated January 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated January 10, 2008

99.2	Press Release by Comstock Homebuilding Companies, Inc., dated January 10, 2008